Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Verrica Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.0001 par value

	Equity	Preferred stock, $0.0001 par value

	Debt	Debt Securities

	Other	Warrants

	Unallocated (Universal) Shelf		Rule 457(o)	(b)	(b)	$150,000,000 (c)	$110.20 per $1,000,000	$16,530.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415 (a)(6)	(d)		$100,000,000	$129.80 per $1,000,000	$12,980.00	S-3	333-237171	03/25/2020	$4,572.47

	Total Offering Amounts							$16,530.00

	Total Fees Previously Paid							$4,572.47

	Total Fee Offsets							-0-

	Net Fee Due							$11,957.53

(a)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b)

Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(c)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(d)

On March 13,2020, the Registrant filed a registration statement on Form S-3 (File No. 333-237171), or the Prior Registration Statement, to register securities with an aggregate maximum offering price of $100,000,000, and paid a registration fee of $12,980 in connection therewith. As of the date of this registration statement, an aggregate of $41,492,489 of securities registered on the Prior Registration Statement are unsold. Pursuant to Rule 415(a)(6), the Registrant is allowed to apply $4,572.47 toward the registration fee for this registration statement because the unsold securities are being moved from the Prior Registration Statement to this registration statement, and the registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee being paid herewith ($11,957.53) relates to the additional aggregate principal amount of $108,507,511 of the Registrant’s securities being registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.